Exhibit 4.5

FTD GROUP, INC.

2005 EQUITY INCENTIVE AWARD PLAN

AMENDED AND RESTATED AS OF OCTOBER 29, 2008

AND AS

ASSUMED AND ADMINISTERED BY UNITED ONLINE, INC.

ARTICLE 1

PURPOSE

The purpose of the FTD Group, Inc. 2005 Equity Incentive Award Plan, As Amended and Restated as of October 29, 2008 and Assumed by United Online, Inc. (the “Plan”), is to promote the success and enhance the value of United Online, Inc. (the “Company” by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

The Plan was originally implemented by FTD Group, Inc. as an amendment and restatement of the Stock Option Plan of Mercury Man Holdings Corporation, adopted as of September 30, 2004 (the “Original Plan”).  The unallocated share reserve existing under the Plan immediately prior to the Company’s acquisition of FTD Group, Inc. pursuant to that certain Agreement and Plan of Merger by and among the Company, UNOLA Corp. and FTD Group, Inc. dated April 30, 2008 (the “Merger Agreement”) was assumed by the Company in connection with such acquisition. However, such share reserve has been adjusted to reflect the exchange ratio established by the Board on August 25, 2008 (the “Exchange Ratio”) in accordance with Nasdaq rules.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1   “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2   “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

2.3   “Board” means the Board of Directors of the Company.

2.4   Change in Control”  means a change in ownership or control of the Company effected through either of the following transactions:

(a)  the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the

Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders, or

(b) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

2.5   “Code” means the Internal Revenue Code of 1986, as amended.

2.6   “Committee” means the committee of the Board described in Article 12.

2.7  “Consultant” means any consultant or adviser if:

(a)   The consultant or adviser renders bona fide services to the Company;

(b)   The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c)   The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.8   “Corporate Event” means, as determined by the Committee (or by the Board, in the case of Options granted to Independent Directors) in its sole discretion, any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transaction or event affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate of the Company.

2.9   “Corporate Transaction” means either of the following stockholder approved transactions to which the Company is a party:

(a) a merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or

(b) any stockholder-approved transfer or other disposition of all or substantially all of the Company’s assets.

2.10  “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.11  “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

2.12  “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.13  “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.14  “Effective Date” shall have the meaning set forth in Section 13.1.

2.15  “Eligible Individual” means any person who is an Employee, a Consultant or a member of the Board, as determined by the Committee, subject, however, to the limitations of Section 4.1.

2.16  “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.17  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18  “Fair Market Value” per share of the Company’s common stock on any relevant date shall be the closing selling price per share of the Company’s common stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Company’s common stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Company’s common stock is then primarily traded.  If there is no closing selling price for the Company’s common stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

2.19  “Hostile Take-Over” means the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.

2.20  “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.21  “Independent Director” means a member of the Board who is not an Employee of the Company.

2.22 “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.23  “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.24  “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25  “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. Options granted prior to August 26, 2008 may be either Incentive Stock Options or a Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan on or after August 26, 2008.

2.26  “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

2.27  “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.28  “Performance-Based Award” means an Award granted to a selected Eligible Employee pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.29  “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.30  “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.31  “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.32  “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.33  “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.34  “Plan” means this 2005 Equity Incentive Award Plan, Amended and Restated as of October 29, 2008, and Assumed and Administered by the Company, as it may be amended from time to time.

2.35  “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.36  “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.37  “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.38  “Securities Act” shall mean the Securities Act of 1933, as amended.

2.39  “Stock” means the common stock of the Company, par value $0.0001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.40  “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.41  “Stock Exchange” means the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

2.42  “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

2.43  “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1   Number of Shares.

(a)   Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 1,462,338 shares (as adjusted for the Exchange Ratio and subject to further adjustment pursuant to Section 11.1(a) below). In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in this Section 3.1(a), and, if necessary to satisfy such regulations, such maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award); provided, however, that (i) no further Incentive Stock Options shall be granted under the Plan on or after August 26, 2008 and (ii) not more than 1,462,338 shares (subject to further adjustment pursuant to Section 11.1(a) below) may be issued in the aggregate under the Plan from and after August 26, 2008.

(b)   To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. Cash settlements of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

3.2   Stock Distributed.   Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3   Limitation on Number of Shares Subject to Awards.   Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a one-year period (measured from the date of any grant made to the

Participant) shall be 1,912,767 shares (as adjusted for the Exchange Ratio and subject to further adjustment pursuant to Section 11.1(a) below).

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1   Eligibility.   Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.  In no event will any Awards be granted to (i) any individuals who were employed on or before August 26, 2008 by the Company or any Subsidiary (other than FTD Group, Inc. or any then-existing subsidiary of FTD Group, Inc.) or (ii) any individuals who were serving on August 26, 2008 as non-employee members of the board of directors of the Company or any Subsidiary (other than FTD Group, Inc. or any then-existing subsidiary of FTD Group, Inc.).

4.2   Participation.   Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3   Foreign Participants.   In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

ARTICLE 5

STOCK OPTIONS

5.1   General.   The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)   Exercise Price.   The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b)   Time and Conditions of Exercise.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)   Payment.   The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) promissory note bearing interest at a market rate or such higher rate as may be required to preclude the imputation of interest under the Code, (iii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d)   Evidence of Grant.   All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2   Incentive Stock Options.   The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained Section 13.2 and this Section 5.2.

(a)   Eligibility.   Incentive Stock Options may be granted only to employees of FTD Group, Inc. or any “subsidiary corporation” thereof (within the meaning of Section 424(f) of the Code and the applicable regulations promulgated thereunder). Notwithstanding the foregoing, no Incentive Stock Options will be granted under the Plan on or after August 26, 2008.

(b)   Exercise Price.   The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c)   Expiration.   Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

(d)   Individual Dollar Limitation.   The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e)   Ten Percent Owners.   An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f)   Notice of Disposition.   The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(g)   Right to Exercise.   During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3   Substitution of Stock Appreciation Rights.   The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable and shall have the same exercise price per share as the exercise price per share in effect for the Option at the time of such substitution.

5.4   Paperless Exercise.   In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of options by a Participant may be permitted through the use of such an automated system.

5.5   Granting of Options to Independent Directors.   The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan, including (without limitation) the eligibility provisions of Section 4.1:

(a)   Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

(b)   Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

(c)   Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1   Grant of Restricted Stock.   The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

6.2   Issuance and Restrictions.   Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3   Forfeiture.   Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock; and provided, further, that any such waiver with respect to Restricted Stock intended to be Qualified Performance-Based Compensation shall be subject to the limitations and restrictions of Article 9.

6.4   Certificates for Restricted Stock.   Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1   Grant of Stock Appreciation Rights.   A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

7.2   Coupled Stock Appreciation Rights.

(a)   A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable, provided, however, that the exercise price for any CSAR shall not be less than 100% of the Fair Market Value on the date of grant, if granted simultaneously with such Option, or not less than the Option exercise price per share for the coupled Option if granted subsequently; and provided, further, that, the Committee in its sole and absolute discretion may provide that the CSAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Corporate Event, or because of the Participant’s retirement, death or disability, or otherwise.

(b)   A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c)   A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company the unexercised portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

7.3   Independent Stock Appreciation Rights.

(a)   An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided, however, that the exercise price for any ISAR shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Corporate Event, or because of the Participant’s retirement, death or disability, or otherwise.

(b)   An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

7.4   Payment and Limitations on Exercise.

(a)   Payment of the amounts determined under Sections 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

(b)   To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1   Performance Share Awards.   Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2   Performance Stock Units.   Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value, including dollar value of shares of Stock, and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3   Dividend Equivalents.   Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends (other than in shares of Stock) declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

8.4   Stock Payments.   Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5   Deferred Stock.   Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6   Restricted Stock Units.   The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee, subject to compliance with the applicable deferral election requirements of Code Section 409A. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.7   Other Stock-Based Awards.   Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.8   Term.   Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

8.9   Exercise or Purchase Price.   The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10   Exercise Upon Termination of Employment or Service.   An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Corporate Event, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Awards intended to be Qualified Performance-Based Compensation shall be subject to the requirements of Section 162(m) of the Code that apply to such Qualified Performance-Based Compensation.

8.11   Form of Payment.   Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12   Award Agreement.   All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1   Purpose.   The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to an Eligible Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Eligible Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2   Applicability.   This Article 9 shall apply only to those Eligible Employees selected by the Committee to receive Performance-Based Awards. The designation of an Eligible Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of an Eligible Employee as a Participant for a particular Performance Period shall not require designation of such Eligible Employee as a Participant in any subsequent Performance Period and designation of one Eligible Employee as a Participant shall not require designation of any other Eligible Employees as a Participant in such period or in any other period.

9.3   Procedures with Respect to Performance-Based Awards.   To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Eligible Employees. no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Employees as recipients of the Performance-Based Awards, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Award recipient for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by each Participant, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4   Payment of Performance-Based Awards.   Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5   Additional Limitations.   Notwithstanding any other provision of the Plan, any Award which is granted to an Eligible Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1   Stand-Alone and Tandem Awards.   Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2   Award Agreement.   Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3   Limits on Transfer.   No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4   Beneficiaries.   Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5   Stock Certificates; Book Entry Procedures.

(a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1   Adjustments.

(a)   Should any change be made to the Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to (i)  the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards during any rolling one-year period under Section 3.3, (iii) the number and class of securities subject to each outstanding Award under the Plan and (iv) the exercise price or cash consideration payable per share under each such outstanding Award.  Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)   In the event of any transaction or event described in Section 11.1(a)  or in the event of a Change in Control, Corporate Transaction or Hostile Take-Over, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions, as it deems appropriate:

(i)  To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii)  To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)  To provide that the Award cannot vest, be exercised or become payable after such event.

(c)   The Committee (or the Board, in the case of Options granted to Independent Directors) may, in its sole discretion, include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company and its Affiliates.

11.2   Outstanding Awards—Other Changes.   In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.3   No Other Rights.   Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1   Committee.   Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a Non-Employee Director. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2   Action by the Committee.   A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3   Authority of Committee.   Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)   Designate Participants to receive Awards;

(b)   Determine the type or types of Awards to be granted to each Participant;

(c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)   Decide all other matters that must be determined in connection with an Award;

(h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4   Decisions Binding.   The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5   Delegation of Authority.   To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, (c) non-employee Board members or (d) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1   Effective Date.   The Plan became effective on February 7, 2005 (the “Effective Date”).

13.2   Expiration Date.   The Plan will expire on, and no Award may be granted pursuant to the Plan after September 29, 2014. Any Awards that are outstanding on the expiration date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1   Amendment, Modification, And Termination.   With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant or (iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2   Awards Previously Granted.   No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1   No Rights to Awards.   No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2   No Stockholders Rights.   Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3   Withholding.   The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4   No Right to Employment or Services.   Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5   Unfunded Status of Awards.   The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6   Indemnification.   To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7   Relationship to other Benefits.   No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8   Expenses.   The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9   Titles and Headings.   The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10   Fractional Shares.   No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11   Limitations Applicable to Section 16 Persons.   Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12   Government and Other Regulations.   The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13   Governing Law.   The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.